(LOGO) ORIX

ORIX Real Estate
Capital Markets, LLC
Paul Smyth
1717 Main Street, 12th Floor
Dallas, TX 75201
214-237-2010

March 24, 2000


                        ANNUAL STATEMENT AS TO COMPLIANCE
                            Servicer/Master Servicer

Ladies and Gentlemen:

This Officer's Certificate is provided to you by ORIX Real Estate Capital Markets, LLC ("ORECM") pursuant to the terms outlined in the applicable sections of certain Agreements as referenced in the attached Exhibit A, relative to the securitization for which ORECM serves as Servicer/Master Servicer.

The undersigned officer, on behalf of ORECM, hereby informs you (i) that, a review of the activities of ORECM as Servicer/Master Servicer and of its
performance   under  each   respective   agreement   has  been  made  under  the
undersigned's supervision for the period of time commencing January 1, 1999 through December 31, 1999 or a portion thereof, (ii) that, to the best of such undersigned's knowledge, based on such review, it has fulfilled all of its obligations under the agreement and has maintained an effective internal control system relating to its servicing of the Mortgage Loans serviced by it, throughout such period, and (iii) that, the undersigned has received no notice regarding qualification, nor challenging the status of the REMIC's from the IRS or any other governmental body.

Also,  please  find  attached,   an  Annual Independent  Public  Accountant's
Servicing Report performed by Pricewaterhouse Coopers, L.L.P. relative to the assets being serviced by ORECM for the period beginning January 1, 1999 through December 31, 1999.

Duplicates of these documents are being simultaneously sent to all parties listed on Exhibit B for receipt by March 31, 2000.

If you have any questions or comments relative to the attached documents, please call me at 214-237-2010.

Sincerely,

ORIX Real Estate
Capital Markets, LLC,Servicer/Master Servicer

By:
    Paul Smyth
    Managing Director, Servicing

Attachments: Annual Independent Public Accountant Servicing Report
             Exhibit A
             Exhibit B